PURCHASE AGREEMENT

                              DBS INDUSTRIES, INC.
                             A Delaware corporation


              1,250,000 SHARES OF COMMON STOCK, PAR VALUE, $0.0004

              WARRANTS TO PURCHASE 1,250,000 SHARES OF COMMON STOCK






                                 ______________, 1998




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                                TABLE OF CONTENTS

                                                                           Page

1. PURCHASES...................................................................1
1.1.  Purchase of DBSI Common Stock and DBSI Warrants..........................1
1.2.  Consideration............................................................1
1.3.  Wire Transfer Instructions...............................................2
1.4.  Closing Date.............................................................2

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............................2
2.1.  Due Organization; Good Standing and Corporate Power......................2
2.2.  Capitalization and Voting Rights.........................................2
2.3.  Authorization............................................................3
2.4.  Subsidiaries.............................................................4
2.5.  FCC License..............................................................4
2.6.  No Conflict; No Consents or Approvals Required...........................4
2.7.  Disclosure...............................................................5
2.8   Negotiations.............................................................5
2.9.  Offering.................................................................5
2.10  Binding Effect...........................................................5
2.11. Governmental Regulation..................................................6
2.12. Permits..................................................................6
2.13. Financial Authorization..................................................6
2.14. Litigation...............................................................6
2.15. Tax Matters..............................................................7
2.16. Absence of Certain Changes or Events.....................................7
2.17. Title and Related Matters................................................9
2.18. Intellectual Property....................................................9

3. REPRESENTATIONS AND WARRANTIES OF PURCHASER................................10
3.1. Authorization............................................................10
3.2. Purchase Entirely for Own Account........................................10
3.3. Reliance Upon Purchaser's Representations................................10
3.4. Receipt of Information...................................................10
3.5. Investment Experience....................................................10
3.6. Accredited Investor......................................................11
3.7. Restricted Securities....................................................11
3.8. Legends..................................................................11

4. RESTRICTIONS ON TRANSFERABILITY OF SECURITIES; COMPLIANCE WITH
   SECURITIES ACT; REGISTRATION RIGHTS........................................11
4.1. Restrictions on Transferability..........................................11
4.2. Restrictive Legend.......................................................11
4.3. Notice of Proposed Transfer..............................................12
4.4. Registration.............................................................12



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4.4.1. Initial Registration...................................................12
4.4.2. Incidental Registrations...............................................14
4.4.3. Registration Procedures................................................15
4.4.4. Failure to Register....................................................19
4.4.5. Expenses...............................................................20
4.4.6. Modification Upon Issuance or Distribution of Other Equity
       Securities.............................................................20
4.4.7. No Inconsistent Agreements.............................................20
4.5. Indemnification and Contribution.........................................21
4.6. Information by the Purchaser.............................................22
4.7. Rule 144.................................................................22

5. MISCELLANEOUS..............................................................23
5.1.  Entire Agreement........................................................23
5.2.  Survival of Warranties..................................................23
5.3.  Successors and Assigns..................................................23
5.4.  Governing Law...........................................................23
5.5.  Counterparts............................................................23
5.6.  Titles and Subtitles....................................................23
5.7.  Notices.................................................................23
5.8.  Transaction Fees........................................................24
5.9.  Attorneys' Fees.........................................................24
5.10. Amendments and Waivers..................................................24
5.11. Severability............................................................24
5.12. Defaults................................................................24
5.13 Non-Disclosure...........................................................25




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                               PURCHASE AGREEMENT


         THIS PURCHASE AGREEMENT (the "Agreement"), dated as of_________, 1998, is made and entered into by and between DBS Industries, Inc., a Delaware corporation (the "Company") on the one hand and Astoria Capital Partners, L.P. and Microcap Partners, L.P. (collectively, the "Purchaser") on the other hand. Reference to dollars in this Agreement shall mean United States dollars.

                               W I T N E S S E T H

         WHEREAS, the Company desires to sell shares of its Common Stock, par value .0004 per share (the "Common Stock") and warrants to purchase Common Stock (the "Warrants") to Purchaser who is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D, promulgated by the United States Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "Securities Act") upon the terms and conditions contained herein; and

         WHEREAS, the Purchaser desires to purchase Common Stock and Warrants upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, for and in consideration of the premises and the mutual representations, warranties, covenants, and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.   PURCHASES

     1.1. Purchase of DBSI Common Stock and DBSI Warrants. Upon the terms and subject to the conditions set forth in this Agreement, the Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to issue and sell to the Purchaser, 1,250,000 shares of Common Stock (the "DBSI Common Stock") and 1,250,000 Warrants, each Warrant granting the holder thereof the right to purchase one share of Common Stock for $3.00 per share (the "DBSI Warrants"). 1,000,000 shares of DBSI Common Stock and 1,000,000 DBSI Warrants shall be allocated to Astoria Capital Partners, L.P. 250,000 shares of DBSI Common Stock and 250,000 DBSI Warrants shall be allocated to Microcap Partners, L.P. The exercise period of the DBSI Warrants shall be for a period of three years, shall be redeemable under certain conditions and shall have the terms as set forth in the Warrant Agreement, a form of which is attached hereto and made a part hereof as Exhibit A.

     1.2. Consideration. In consideration of the purchase in Section 1.1, the Purchaser hereby agrees to pay to the Company two million five-hundred thousand dollars ($2,500,000) (the "Consideration"). Astoria Capital Partners, L.P. shall pay two million dollars ($2,00,000) of the Consideration and Microcap Partners, L.P. shall pay five hundred thousand dollars ($500,000) of the Consideration.



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     1.3. Wire Transfer Instructions.  The Consideration provided for in Section
1.2 above should be delivered to the Company's legal counsel by the Purchaser via wire transfer to the following:

         Bartel Eng Linn & Schroder, Client Trust Account
         Wells Fargo Bank
         400 Capitol Mall
         Sacramento, CA  95814
         Account No.:  0168-032878
         ABA No.:  121000248
         Customer Service Phone Number:  (916) 920-2507

     1.4 Closing Date. On the day such consideration is delivered to the Company as set forth in Section 1.3 above, the Company shall deliver to the Purchaser the DBSI Common Stock and DBSI Warrants (the "Closing Date").

2.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to the Purchaser that:

     2.1. Due  Organization;  Good  Standing and  Corporate  Power.  The
Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted, and to own, lease and operate any properties related to such business, except where the failure to have such power and authority would not individually or in the aggregate have a Material Adverse Effect (as defined below). The Company is duly qualified or licensed to do business and is in good standing in the State of California. For purposes of this Agreement, a "Material Adverse Effect" shall mean an event that could reasonably be expected to have a material adverse effect on the business of the Company, or on its results of operations, properties or financial condition; including, but not limited to, any event which reasonably could be expected to result in a potential liability to the Company either individually or in the aggregate in excess of One Hundred Thousand Dollars ($100,000).

     2.2. Capitalization and Voting Rights.

     (a) On the Closing Date, the authorized capital stock of the Company will consist of 20,000,000 shares of Common Stock, of which 8,222,139 shares shall be issued and outstanding, including the DBSI Common Stock, and 5,000,000 shares of Preferred Stock, par value .0004 per share, of which no shares are issued and outstanding. All of such issued and outstanding shares of Common Stock will be validly issued, fully paid and the holders thereof will not be entitled to any preemptive or other similar rights. The rights, privileges, preferences and restrictions of the Common Stock and Preferred Stock are as stated in the Company's Articles of Incorporation. In connection with the Company's Stock Option Plans, 1,695,547 shares of Common Stock have been reserved for issuance to employees of the Company under the plan (the "Employee Options"). In addition to the shares reserved for issuance pursuant to the exercise of the Employee Options, 5,307,580 shares of Common Stock have been reserved for issuance sufficient for the exercise of



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(i) the DBSI  Warrants (the  "Warrant  Shares"),  as more fully set forth in the
Warrant Agreement, and (ii) the options and warrants, in addition to the DBSI Warrants, which are set forth on the Schedule of Options, Warrants and Rights that is attached hereto and made a part hereof as Exhibit B. This Schedule contains a complete list of warrants, options and other rights authorized and/or issued by the Company as of the Closing Date. All of such issued and outstanding warrants, options, Employee Options and other rights will be validly issued and the holders thereof will not be entitled to any preemptive or other similar rights. Except as set forth above, there are no outstanding rights, plans,
options,  warrants,   conversion  rights  or  agreements  for  the  purchase  or acquisition from the Company of capital stock.

     (b) The Company is not a party or subject to any agreement or understanding that affects or relates to the voting or giving of written consents with respect to any security or the voting by any director of the Company.

     (c) The shares of Common Stock currently outstanding, all outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal) or agreements for the purchase or acquisition from the Company of any shares of its capital stock have been granted in accordance with the registration or qualification provisions of the Securities Act and any relevant state securities laws or pursuant to valid exemptions therefrom.

     (d) Except as set forth in the Schedule of Registration Rights which is attached hereto and made a part hereof as Exhibit C and as contemplated herein, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any Person. "Person" shall mean any individual, corporation, association, partnership, group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), joint venture, business trust or unincorporated organization, or a governmental agency or authority or political subdivision thereof. To the Company's knowledge, no shareholder has entered into any agreements with respect to the voting of capital shares of the Company.

     (e) The Company has not issued any capital stock, warrants, options or other rights that are subject to a right of repurchase in favor of the Company.

     2.3. Authorization.

     (a) All corporate action on the part of the Company, its officers, directors and stockholders necessary for the execution and delivery of this Purchase Agreement, the Warrant Agreement and all other agreements and instruments contemplated thereunder, including, but not limited to, the Letter of Intent (as hereinafter defined), the sale and issuance of the DBSI Common Stock and DBSI Warrants pursuant hereto and the performance of the Company's obligations hereunder has been taken.

     (b) The DBSI Common Stock when issued and delivered for the consideration expressed and in compliance with the provisions of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable federal and state securities laws.


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     (c)  The DBSI Warrants when issued and delivered for the consideration expressed and in compliance with the provisions of this Agreement will be duly authorized, validly issued and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, the Warrant Agreement and under applicable federal and state securities laws and shall constitute binding and enforceable obligations of the Company in accordance with the terms of the Warrant Agreement.

     (d) On the Closing Date, the Warrant Shares will have been duly and validly reserved for issuance and, upon issuance in compliance with the Warrant Agreement, will be duly authorized, validly issued, fully paid and nonassessable, will be free of restrictions on transfer other than restrictions on transfer under this Agreement, the Warrant Agreement and under applicable federal and state securities laws.

     2.4. Subsidiaries. Global Energy Metering Service, Inc., a Delaware corporation, and Newstar Limited, a Bermuda corporation, are wholly-owned subsidiaries of the Company (each a "Subsidiary" and, collectively, the "Subsidiaries"). For purposes of Sections 2.14, 2.15 and 2.19, the Company shall include the Subsidiaries. In addition, the Company owns a 20% interest in E-SAT, Inc. Other than as set forth in this Section 2.4, the Company does not own or control, directly of indirectly, a majority interest in any other corporations or other entities and is not a party in any joint venture, partnership or similar arrangement.

     2.5. FCC  License.  The  Federal   Communications   Commission  has
approved E-SAT, Inc.'s application for a license to operate a low earth satellite system (the "License"). The Company has negotiated that certain Option Agreement (the "Option Agreement"), dated June 30, 1997, between the Company and EchoStar Communications Corporation, a Colorado corporation ("EchoStar"). Under the Option Agreement, the Company has the right, to acquire stock in E-SAT, Inc. in an amount such that the Company will have an 80% equity ownership interest in E-SAT, Inc. While EchoStar has expressed its willingness to execute the Option Agreement, the Company has recently proposed to acquire 100% of E-Sat equity ownership that the Company does not already own in exchange for shares of the Company's preferred stock convertible into approximately 400,000 shares of the Company's Common Stock. In addition, the Company and EchoStar have signed a letter of intent, dated August 29, 1997, in which the Company and EchoStar have agreed to use commercially reasonable efforts to enter into agreements on the terms set forth on the Term Sheet attached thereto granting the Company the option to acquire shares of E-SAT, Inc. sufficient in number so that after exercise of the option, the Company will own 80.1% of E-SAT, Inc. (the "Letter of Intent"). The Company will use its best efforts to complete its negotiations and obtain a controlling interest in E-SAT, Inc.

     2.6. No Conflict; No Consents or Approvals Required. The Company is not in violation or default of any provision of its articles of incorporation or bylaws or in violation or default under any judgment, order, writ or decree or agreement to which it is a party or by which it is bound, or, to the best of its knowledge, of any provision of any federal or state statute, rule or regulation of any country applicable to the Company which violation or default, or violations and defaults in the aggregate, would have a Material Adverse Effect. Neither the execution and delivery of this



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Agreement or the Warrant  Agreement by the Company,  nor the consummation by the
Company of the transactions contemplated therein will:

     (a)  conflict  with  or  violate  any  provision  of  the   Certificate  of
Incorporation or Bylaws of the Company;

     (b) conflict with or violate any law, rule, regulation, ordinance, order, writ, injunction, judgment or decree applicable to the Company or by which it or any of its properties or assets are bound or affected; or

     (c) conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, cancellation, suspension, revocation, impairment, forfeiture or nonrenewal of, or result in the creation of any lien, charge or encumbrance on any of the properties or assets of the Company pursuant to any of the terms, conditions or provisions of, any material note, bond, mortgage, indenture, deed of trust, lease, permit, license, franchise, authorization, agreement or other instrument or obligation to which the Company is a party or by which the Company or any of its respective properties or assets are bound or affected.

     2.7. Disclosure. The Company has provided the Purchaser with all the information reasonably available to it that the Purchaser has requested for determining whether to purchase the DBSI Common Stock and DBSI Warrants. Neither this Agreement, the exhibits and schedules hereto, the Warrant Agreement nor any other written statements or certificates made or delivered by the Company to the Purchaser in connection herewith including, but not limited to, the Company's 10-KSB for the year ended December 31, 1997, the Company's 10-QSB for the six months ended June 30, 1998, the proxy statement for the Company's 1998 annual meeting of stockholders contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein and therein not misleading.

     2.8. Negotiations.  The Company is currently  negotiating with SAIT
Radio Holland, Enron and MATRA Marconi Space France to invest $40 million in the Company to enable the Company to pursue its business plan of constructing, launching and operating a two-way low-cost data messaging system utilizing low earth satellites and designing and developing an automated meter reading service in connection therewith (the "Business Plan"). The Company will use its best efforts to complete its negotiations and obtain the $40 million equity infusion in order to execute the Business Plan.

     2.9. Offering. Assuming the accuracy of the representations set forth in Section 3 hereof, the offer, sale and issuance of the DBSI Common Stock and the DBSI Warrants to the Purchaser on the Closing Date as contemplated by this Agreement are exempt from the registration requirements of the Securities Act.

     2.10. Binding Effect. Each of this Agreement and the Warrant Agreement and all other agreements and instruments contemplated hereunder, including, but not limited to, the Letter of Intent, constitutes a valid and binding agreement of the Company, enforceable in accordance with its respective terms subject to applicable bankruptcy, insolvency, and other laws affecting the enforcement of creditors' rights generally. Each of the shares of DBSI Common Stock, the DBSI


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Warrants and the Warrant Shares  (collectively,  the "Securities"),  when issued pursuant to this Agreement and the Warrant Agreement, shall constitute a valid and binding obligation of the Company.

     2.11. Governmental Regulation. Except as required pursuant to the Securities Act, the Exchange Act and state securities laws, the Company is not subject to any Federal or state law or regulation limiting its ability to issue and perform its obligations under the Securities.

     2.12. Permits. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could have a Material Adverse Effect, and the Company reasonably believes it can obtain, directly or indirectly and without undue burden or expense, any similar authority, including, but not limited to, the License, for the conduct of its business as planned to be conducted. The Company is not in default under any of such franchises, permits, licenses, or other similar authority where such default, or defaults in the aggregate, would have a Material Adverse Effect.

     2.13. Financial Authorization. The consolidated balance sheet of the Company as of December 31, 1997 (the "1997 Balance Sheet") and related consolidated statement of operations, changes in stockholders' equity and cash flows for the fiscal year then ended, reported on by Coopers & Lybrand L.L.P., included in the Company's Form 10-KSB for the year ended December 31, 1997, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Company as of such date and results of operations and cash flows for such fiscal year.

          (a) The consolidated balance sheet of the Company as of June 30, 1998 (the "June 1998 Balance Sheet") and the related unaudited consolidated statement of operations, for the fiscal quarter then ended, included in the Company's Form 10-QSB for the six months ended June 30, 1998, fairly present, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in subsection (a) of this Section 2.13, the consolidated financial position of the Company as of such date and their consolidated results of operations for the six months then ended (subject to normal year-end adjustments).

          (b) Except as set forth in the Company's 1997 Balance Sheet and June 1998 Balance Sheet, the Company does not have any material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to June 30, 1998, and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Company's 1997 Balance Sheet and June 1998 Balance Sheet which, in both cases, individually or in the aggregate are not material to the financial condition or operating results of the Company.

     2.14.  Litigation.   There  is  no  action,   suit,   proceeding   or
investigation pending or, to the knowledge of the Company, currently threatened against the Company that questions the validity of this Agreement or any other agreement or instrument contemplated hereunder or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that might have a Material Adverse Effect on the Company. The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or


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government  agency or  instrumentality.  There is  currently  no  action,  suit, proceeding or investigation by the Company pending or that the Company intends to initiate.

     2.15.  Tax Matters.

         (a) The Company has fully and timely, properly and accurately filed all material tax returns and reports required to be filed by them, including all federal, foreign, state and local returns and reports for all years and periods for which any such returns or reports were due. All income, sales, use, occupation, property, or other taxes or assessments due from the Company have been paid, and there are no pending assessments, asserted deficiencies or claims for additional taxes that have not been paid. There are no tax liens on any property or assets by any applicable government agency except those not yet due. No state of facts exists or has existed which would constitute grounds for the assessment of any penalty or any further tax liability beyond that shown on the respective tax reports or returns. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state or local income tax return or report for any period.

        (b) All taxes which the Company has been required to collect or withhold have been duly withheld or collected and, to the extent required, have been paid to the proper taxing authority.

        (c) The Company is not a party to any tax-sharing agreement or similar arrangement with any other party.

        (d) At no time has the Company been included in the federal consolidated income tax return of any affiliated group of corporations.

        (e) The Company is not currently under any contractual obligation to pay any government agency any tax obligations of any other person or to indemnify any other person with respect to any tax.

        (f) The Company does not have any Employee Benefit Plan, as defined in the Employee Retirement Income Security Act of 1974.

     2.16. Absence of Certain Changes or Events. Since June 30, 1998, the Company has not:

     (a) suffered any material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations, of the Company, whether as a result of any revocation of a license or right to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or other public force or, to the knowledge of the Company, as a result of any legislative or regulatory change or other events or circumstances;

     (b) experienced any change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations, of the Company except (i) in the


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ordinary course of business or (ii) resulting from the private  placement of the
Company's securities, as set forth on Exhibit C hereto, for cash/or services;

     (c) suffered any physical damage, physical destruction or physical loss, whether or not covered by insurance, in an aggregate amount in excess of Ten Thousand Dollars ($10,000);

     (d) granted or agreed to make any increase in the compensation payable or to become payable by the Company to its officers or employees, except those occurring in the ordinary course of business or approved by the Company's Compensation Committee;

     (e) declared, set aside or paid any dividend or made any other distribution on or in respect of the shares of the capital stock of the Company or declared any direct or indirect redemption, retirement, purchase or other acquisition by the Company of such shares;

     (f) issued any shares of capital stock of the Company, or any warrants, rights, options other than those set forth on Exhibits B and C hereto or entered into any commitment relating to the shares of the Company;

     (g) made any change in the accounting methods or practices it follows, whether for general financial or tax purposes, or any change in depreciation or amortization policies or rates adopted therein;

     (h) sold, leased, abandoned, or otherwise disposed of any real property or any machinery, equipment or other operating property other than in the ordinary course of business;

     (i) sold, assigned, transferred, licensed or otherwise disposed of any patent, trademark, trade name, brand name, copyright (or pending application for any patent, trademark, or copyright), invention, work of authorship, process, know-how, formula or trade-secret or interest thereunder or other intangible asset except in the ordinary course of business;

     (j) suffered any dispute, to the knowledge of the Company, involving any employee that would have a Material Adverse Effect;

     (k) engaged in any activity or entered into any material commitment or transaction (including without limitation any borrowing or capital expenditure), in either case, other than in the ordinary course of business;

     (l) to the knowledge of the Company, incurred any liabilities absolute or contingent except for accounts payable or accrued salaries that have been incurred in the ordinary course of business and consistent with past practices;

     (m) permitted or allowed any of its material property or assets to be subjected to any mortgage, deed of trust, pledge, lien, security interest, or other encumbrance of any kind, other than any purchase money security interests incurred in the ordinary course of business;

     (n) made any capital expenditure or commitment for additions to property, plant or equipment, in the aggregate, in excess of Ten Thousand Dollars ($10,000);

     (o) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets to, or entered into any agreement or arrangement with any of its affiliates, officers, directors or shareholders or any affiliate or associate of any of the foregoing except for transactions which are normal and customary in employment agreements relating to relocation expenses;

     (p) agreed to take any action described in this Section 2.16 or outside of its ordinary course of business or which would constitute a breach of any of the representations contained in this Agreement.

     2.17. Title and Related Matters. The Company has good and marketable title to all the properties, interests in properties or assets, real and personal, reflected in the June 1998 Balance Sheet (except the properties, interests in properties and assets sold or otherwise disposed of since the date of the June 1998 Balance Sheet in the ordinary course of business), free and clear of all mortgages, liens, and pledges, charges, encumbrances of any kind or character, except the lien of current taxes not yet due and payable and except for liens which in the aggregate do not secure more than Ten Thousand Dollars ($10,000) in liabilities. To the knowledge of the Company, the equipment of the Company and its Subsidiaries used in the operation of their respective businesses is in good operating condition and repair, normal wear and tear excepted. All real or personal property leases to which the Company and/or its Subsidiaries are a party are valid, binding, enforceable and effective in accordance with their respective terms, subject to (a) laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and
(b) rules of law governing specific performance, injunctive relief and other equitable remedies. To the knowledge of the Company, there is not under any of such leases any existing material default by the Company or its Subsidiaries, or to the knowledge of the Company, any other event of default or event which, with notice or lapse of time or both, would constitute a material default by any other party to such leases.

     2.18. Intellectual Property. The Company has sufficient title and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted without, to the knowledge of the Company, any conflict with or infringement of the rights of others. The Company has not received any communications alleging that it has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company, or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement or any other agreement or instrument contemplated hereunder, nor the carrying on of the Company's business by its employees, nor the conduct of its business as proposed, will, to the best of the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe that it is or will be necessary to utilize any inventions of any of its respective employees (or people it currently intends to hire) made prior to their employment by the Company.

3.   REPRESENTATIONS AND WARRANTIES OF PURCHASER

     The Purchaser represents and warrants that:

     3.1. Authorization. All action on the part of the Purchaser, and if the Purchaser is a corporation, its officers, directors and stockholders, necessary for the purchase of the DBSI Common Stock and DBSI Warrants pursuant hereto and the performance of the Purchaser's obligations hereunder has been taken.

     3.2. Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon such Purchase's representation to the Company, which by the Purchaser's execution of this Agreement the Purchaser hereby confirms, that the Securities to be purchased by the Purchaser are being acquired for investment purposes for the Purchaser's own account and not with a view to the resale or distribution of any part thereof except in accordance with applicable federal and state securities laws.

     3.3. Reliance  Upon  Purchaser's  Representations.   The  Purchaser
understands that the Securities have not been registered under the Securities Act on the grounds that the transactions contemplated by this Agreement and the issuance of the DBSI Common Stock and DBSI Warrants hereunder are exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and Regulation D promulgated thereunder, and that the Company's reliance on such exemption is predicated on the Purchaser's representations set forth herein.

     3.4. Receipt of Information. The Purchaser has received all the information, including, but not limited to, the Company's Form 10-KSB for the year ended December 31, 1997, Form 10-QSB for the six months ended June 30, 1998, and the Company's proxy statement for its 1998 annual meeting of stockholders, as well as all other information it considers necessary or appropriate for deciding whether to purchase the DBSI Common Stock and DBSI Warrants. The Purchaser further represents that it has had the opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the DBSI Common Stock and the DBSI Warrants hereby, and the business, properties, prospects, and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to the Purchaser or to which the Purchaser has access. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 hereof or the right of the Purchaser to rely thereon.

     3.5. Investment Experience. The Purchaser represents that it is experienced in evaluating and investing in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of the investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the DBSI Common Stock and the DBSI Warrants. The Purchaser further represents that it has not been organized solely for the purpose of acquiring the DBSI Common Stock and the DBSI Warrants.

     3.6.  Accredited   Investor.   The  Purchaser  represents  that  it  is  an
"accredited investor" as that term is defined in SEC Rule 501(a) of Regulation D, 17 C.F.R. 230.501(a).

     3.7. Restricted Securities. The Purchaser understands that the Securities issued, or to be issued, hereunder may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Securities, or an available exemption from registration under the Securities Act, the Securities must be held indefinitely. In particular, the Purchaser is aware that the Securities may not be sold pursuant to SEC Rule 144, 17 C.F.R. 230.144 ("Rule 144"), unless all of the conditions of that Rule are met.

     3.8. Legends. To the extent applicable, each certificate or other document evidencing the Securities shall be endorsed with the legend set forth in Section 4.2 herein.

4. RESTRICTIONS ON TRANSFERABILITY OF SECURITIES; COMPLIANCE WITH SECURITIES ACT; REGISTRATION RIGHTS

     4.1. Restrictions on Transferability. The Securities shall not be transferable, except upon the conditions specified in this Section 4. The Purchaser will cause any successor or proposed transferee of their Securities to agree to take and hold such Securities subject to the conditions specified in this Section 4. The Purchaser acknowledges the restrictions upon its right to transfer the Securities set forth in this Section 4.

     4.2. Restrictive   Legend.   Each   certificate   representing  the
Securities shall (unless otherwise permitted or unless the securities evidenced by such certificate shall have been registered under the Securities Act) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

     "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED TO SALE, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT RELATING TO THE SECURITIES WHICH IS EFFECTIVE UNDER THE SECURITIES ACT, (ii) RULE 144
PROMULGATED UNDER THE SECURITIES ACT OR (iii) AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS IS AVAILABLE."

     Each certificate evidencing the Securities which have been transferred pursuant to Section 4.3 below shall be stamped or otherwise imprinted with the legend set forth above unless the Company receives a written opinion of legal counsel or other evidence reasonably satisfactory to the

Company to the effect that such legend is not required in order to ensure compliance with any provision of the Securities Act or applicable state securities laws.

     4.3. Notice of Proposed Transfer. Prior to any proposed transfer of any of the  Securities  (other than under  circumstances  described  in Sections
4.4.1 or 4.4.2 hereof), the Holder (as such term is hereinafter defined) thereof shall give written notice to the Company of such Holder's intention to effect such transfer. "Holder" shall mean the Purchaser and/or any Person who (a) is
(i) an affiliate of the Purchaser or (ii) is not an affiliate of the Purchaser but the transfer to whom is consented in writing by the Company, (b) who is a transferee and holder of record of Securities and (c) who agrees to be bound by the terms of this Agreement. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail. Upon reasonable request by the Company, the Holder shall deliver a written opinion (the "Opinion") of legal counsel, addressed to the Company and reasonably satisfactory in form and substance to the Company and the Company's counsel, to the effect that the proposed transfer of the Securities may be effected without registration under the Securities Act. The Holder of such Securities shall be entitled to transfer such Securities, subject to the restrictions contained in this Agreement, in accordance with the terms of the notice delivered by the holder to the Company.

     4.4. Registration.

          4.4.1.    Initial Registration.

          (a) By the Company. On or before September 15, 1998, the Company will prepare and file with the SEC a registration statement (the "Initial Registration Statement") with respect to the Registrable Securities (as such term is hereinafter defined) and use its reasonable best efforts, as provided in
Section 4.4.3 hereof, to effect the registration under the Securities Act of the Registrable Securities (the "Initial Registration"). The Initial Registration Statement shall become effective on or before December 4, 1998. "Registrable Securities" shall mean (i) the DBSI Common Stock owned by the Holder on the Closing Date, (ii) the DBSI Warrants owned by the Holder on the Closing Date,
(iii) the Warrant Shares and (iv) any securities of the Company issued or distributed after the Closing Date to a Holder in respect of the DBSI Common Stock, the DBSI Warrants or the Warrant Shares by way of stock dividend or stock split or other distribution, recapitalization or reclassification and any securities of the Company acquired by a Holder upon exercise or conversion of any such securities. As to any particular Registrable Security, such Registrable Security shall cease to be a Registrable Security when (x) it shall have been sold, transferred or otherwise disposed of or exchanged pursuant to a registration statement under the Securities Act, (y) it shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, or (z) it shall have been sold, transferred or otherwise disposed of in violation of this Agreement.

         (b) Registration Requested by Holders. Upon the written request of the Holders of the majority of Registrable Securities, which are not subject to an effective registration statement, that the Company effect the registration under the Securities Act of all or part of such Registrable Securities specifying the amount and the intended method of disposition thereof (the "Demand"), the Company will promptly give notice of such requested registration to all other Holders of Registrable Securities and, as expeditiously as possible, use its reasonable best efforts, as provided in Section 4.4.3 hereof, to effect the registration under the Securities Act of the Registrable Securities which the Company has been so requested to register; provided, however, that the Company shall not be required to effect more than one registration pursuant to this Section 4.4.1(b).

          (c) Registration Statement Form.  If any registration pursuant to this
Section 4.4.1 which is proposed by the Company to be effected by the filing of a registration statement on Form S-3 (or any successor or similar short-form registration statement) shall be in connection with an underwritten public offering, and if the managing underwriter or underwriters shall advise the Company in writing that, in the opinion of such underwriter or underwriters, the use of another form of registration statement or the inclusion in such form of public information concerning the Company not required by such form is of material importance to the success of such proposed offering, then such registration shall be effected on such other form and such other information shall be used or included.

         (d) Registration Statement Deemed Effected. A registration pursuant to this Section 4.4.1 will not be deemed to have been effected unless it has become effective under the Securities Act and has remained effective for 180 days or such shorter period as all the Registrable Securities included in such registration have actually been sold thereunder. In addition, if within 180 days after a registration has become effective, the intended method of distribution of Registrable Securities pursuant to such registration is materially interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, or any threat thereof, or by any notice given by the Company pursuant to Section 4.4.3(a)(vi) hereof, such registration will be deemed not to have been effected for purposes of Section 4.4.1(a) or 4.4.1(b).

          (e)  Priority in Requested Registrations.  Any registration under
Section 4.4.1(a) or Section 4.4.1(b) may include securities of the Company held by Persons other than the Holders, and the Company shall have the right to include securities for its own account. If a registration pursuant to Section 4.4.1(a) or Section 4.4.1(b) involves an underwritten offering and the managing underwriter or underwriters in good faith advise the Holders and the Company in writing that, in their opinion, the number of shares of Common Stock and/or Warrants (collectively, the "Equity Securities") requested to be included in such registration (including Equity Securities which are not Registrable Securities) exceeds the largest number of Equity Securities which can be sold in such offering without having an adverse effect on such offering (including the price at which such Equity Securities can be sold) (the "Adverse Effect"), then the Company will include in such registration (i) first, 100% of the Registrable Securities to be registered pursuant to Section 4.4.1(a) or Section 4.4.1(b) hereof (provided that if the number of Registrable Securities to be registered pursuant to Section 4.4.1(a) or Section 4.4.1(b) hereof exceeds the number which the Holders and the Company have been advised can be sold in such offering without having the Adverse Effect, the number of such Registrable Securities to be included in such registration by the Holders shall be allocated pro rata among such Holders on the basis of the relative number of Registrable Securities of each such Holder to be included in such registration); (ii) second, to the extent the number of Registrable Securities to be registered pursuant to Section 4.4.1(a) or Section 4.4.1(b) hereof is less than the number of Equity Securities which such Holders and the Company have been advised can be sold in such offering without having the Adverse Effect, such number of Equity Securities that are required to be included in such registration pursuant to a valid and enforceable agreement with the Company (the "Priority Securities") prior to the inclusion of any Equity Securities that the Company requests to be included in such registration; (iii) third, to the extent that the number of Registrable

Securities and Priority Securities to be registered pursuant to Section 4.4.1(a) or Section 4.4.1(b) hereof is less than the number of Equity Securities which such Holders and the Company have been advised can be sold in such offering without having the Adverse Effect, such number of Equity Securities the Company requests to be included in such registration; and (iv) fourth, to the extent that the number of Registrable Securities requested to be included in such registration pursuant to Section 4.4.1(a) or Section 4.4.1(b) hereof, Priority Securities and the Equity Securities which the Company proposes to sell for its own account are, in the aggregate, less than the number of Equity Securities which such Holders and the Company have been advised can be sold in such offering without having the Adverse Effect referred to above, such number of other Equity Securities proposed to be sold by any other Person which, in the opinion of such managing underwriter or underwriters, can be sold without having the Adverse Effect (provided that if the number of such Equity Securities of such other Persons requested to be registered exceeds the number which such Holders and the Company have been advised can be sold in such offering without having the Adverse Effect, the number of such Equity Securities to be included in such registration pursuant to this Section 4.4.1(e) shall be allocated pro rata among all such other Persons on the basis of the relative number of Equity Securities each such Person has requested to be included in such registration).

          4.4.2.   Incidental Registrations.

     (a) Right to Include Registrable Securities. Each time the Company shall determine to file a registration statement under the Securities Act in connection with the proposed offer and sale for cash of Equity Securities by it or by any holders of Equity Securities, the Company will give prompt written notice of its determination to each Holder and of such Holder's rights under this Section 4.4.2 at least 21 days prior to the anticipated filing date of such registration statement; provided, however, that no such notice shall be required if the form of registration statement and the rules of the SEC would not permit sales of Registrable Securities by the Holders pursuant to the registration statement. Upon the written request of each Holder made at any time within 14 days from the date of receipt of the written notice provided for herein (which request shall specify the number of Registrable Securities intended to be disposed of by such Holder), the Company will use its reasonable best efforts, as provided in Section 4.4.3 hereof, to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holders thereof and which are not subject to an effective registration statement; provided, however, that (i) if, at any time after giving written notice of its intention to register the sale of Equity Securities and prior to the effective date of the registration statement filed in connection with such registration and relating to a proposed offer and sale of its Equity Securities by the Company, the Company shall determine for any reason not to proceed with the proposed registration of the Equity Securities to be sold by it, the Company may, at its election, give written notice of such determination to each Holder of Registrable Securities and thereupon shall be relieved of its obligation hereunder to register any Registrable Securities in connection with such registration, and (ii) if such registration involves an underwritten offering for the registration of the issuance and sale of Equity Securities by the Company, all Holders of Registrable Securities requesting to be included in the Company's registration must sell their Registrable Securities to the underwriters on the same terms and conditions as apply to the Company, with such differences, including any with respect to indemnification and liability insurance, as may be customary or appropriate in combined primary and secondary offerings. No registration effected under this Section 4.4.2 shall relieve the Company of its obligations to effect the Initial Registration or any registration upon demand under Section 4.4.1 hereof. There shall be no limit on the number of times that any Holder may participate in registrations pursuant to this Section 4.4.2(a).

     (b) Priority in Incidental Registrations. If a registration pursuant to this Section 4.4.2 involves an underwritten offering and the managing underwriter or underwriters in good faith advise the Company in writing that, in their opinion, the number of Equity Securities which the Company, the Holders and any other Persons intend to include in such registration exceeds the largest number of such Equity Securities which can be sold in such offering without having an Adverse Effect on such offering, then the Company will include in such registration (i) first, if the registration pursuant to this Section 4.4.2 was initiated by any Person holding Equity Securities exercising demand registration rights, 100% of the Equity Securities such other Person proposes to sell (except to the extent the terms of such other Person's registration rights provide otherwise); (ii) second, to the extent that the number of Equity Securities which such other Person exercising demand registration rights proposes to sell is less than the number of Equity Securities which the Company has been advised can be sold in such offering without having the Adverse Effect referred to above, 100% of the Registrable Securities which the Holders have requested to be in such registration; and (iii) third, to the extent that the number of Equity Securities which such other Person exercising demand registration rights and the Holders of Registrable Securities propose to sell is less than the number of Equity Securities which the Company has been advised can be sold in such offering without having the Adverse Effect referred to above, such number of Equity Securities the Company proposes to sell for its own account; and such number of Equity Securities which other Persons have requested to be included in such registration and which, in the opinion of such managing underwriter or underwriters, can be sold without having the Adverse Effect, such number of the Company's Equity Securities to be included on a pro rata basis among the Company and other Persons on the basis of the relative number of shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act) by the Company and other Persons. For purposes of this Section 4.4.2.(b), Registrable Securities shall include all Equity Securities of the Company subject to, or covered by, a valid and enforceable agreement with the Company to include such securities in the registration.

          4.4.3.    Registration Procedures.

                    (a) If and whenever the Company is required by the provisions of Sections 4.4.1 or 4.4.2 hereof to use its reasonable best efforts to effect or cause the registration of Registrable Securities, the Company shall as expeditiously as possible:

                         i. prepare and file with the SEC a registration statement with respect to such Registrable Securities as soon as reasonably possible (in the event of the Initial Registration under Section 4.4.1(a) hereof, no later than September 15, 1998 ) and use its reasonable best efforts to cause such registration statement to become effective (provided, however, that the Initial Registration Statement filed pursuant to Section 4.4.1(a) shall be effective on or before December 4,
                                    1998);

                         ii. prepare and file with the SEC such amend-ments and supplements to such registration statement and the prospectus used in connection therewith  as may be  necessary to keep such
                                    registration   statement   effective  for  a
                                    period  not in  excess  of 180  days  and to
                                    comply with the  provisions  of the Exchange
                                    Act,   and   the   rules   and   regulations
                                    promulgated thereunder,  with respect to the
                                    disposition    of   all   the    Registrable
                                    Securities   covered  by  such  registration
                                    statement  during such period in  accordance
                                    with the intended  methods of disposition by
                                    the  Holders   thereof  set  forth  in  such
                                    registration  statement;  provided, that (A)
                                    before  filing  a   registration   statement
                                    (including an initial filing) or prospectus,
                                    or any  amendments or  supplements  thereto,
                                    the Company will furnish to counsel selected
                                    by each Holder of the Registrable Securities
                                    covered  by  such   registration   statement
                                    copies  of  all  documents  proposed  to  be
                                    filed,  which  documents  will be subject to
                                    the review and comment of such counsel,  and
                                    (B) the  Company  will notify each Holder of
                                    Registrable   Securities   covered  by  such
                                    registration statement of any stop order issued or threatened by the SEC, any other order suspending the use of any preliminary prospectus or of the suspension of the qualification of the registration statement for offering or sale in any jurisdiction, and take all reasonable actions required to prevent the entry of such stop order, other order or suspension or to remove it if entered;

                         iii. furnish to each Holder and each underwriter, if applicable, of Registrable Securities covered by such registration statement such number of copies of the registration statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus) in conformity with the requirements of the Securities Act, and such other documents as each Holder of Registrable Securities covered by such registration statement may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder;

                         iv. use its reasonable best efforts to register or qualify such Registrable Securities covered by such registration statement under the state securities or blue sky laws of such jurisdictions as each Holder of Registrable Securities covered by such registration statement and, if applicable, each underwriter, may reasonably request, and do any and all other acts and things which may be reasonably necessary to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder, except that the
                                    Company   shall  not  for  any   purpose  be
                                    required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this clause (iv), it would not be obligated to be so qualified;

                         v. use its reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Holders thereof to consummate the disposition of such Registrable Securities;

                         vi. if at any time when a prospectus relating to the Registrable Securities is required to be delivered under the Securities Act any event shall have occurred as the result of which any such prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, immediately give written notice thereof to each Holder and the managing underwriter or underwriters, if any, of such Registrable Securities and prepare and furnish to each such Holder a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

                         vii. use its reasonable best efforts to list such Registrable Securities on any securities exchange on which similar securities of the Company are then listed, and enter into customary agreements including a listing application and indemnification agreement in customary form, provided that the applicable listing requirements are satisfied, and provide a transfer agent and registrar for such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

                         viii. enter into such customary agreements (including an underwriting agreement in customary form) and take such other actions as each Holder of Registrable Securities being sold or the underwriter or underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including customary indemnification and opinions;

                         ix. use its reasonable best efforts to obtain all "comfort" letters and consents from the Company's independent public accountants and all legal opinions and consents from the Company's legal counsel and the cooperation of other experts, all in customary form and covering matters of the type customarily covered by such letters, opinions and experts as such Holders or the underwriters retained by such Holders shall reasonably request;

                         x. make available for inspection by representatives of any Holder of Registrable Securities covered by such registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such Holder or any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company and its Subsidiaries, and cause all of the Company's and its Subsidiaries' officers, directors and employees to supply all information and respond to all inquiries reasonably requested by any such Holder or representative, underwriter, attorney, accountant or agent in connection  with such
                                    registration statement and to participate in
                                    any   reasonable   marketing   "road   show"
                                    presentations which any such Holder or the underwriters retained by any Holder may request;

                         xi. notify counsel for each Holder of Registrable Securities included in such
                                    registration   statement  and  the  managing
                                    underwriter   or   underwriters,   if   any,
                                    immediately,   and  confirm  the  notice  in
                                    writing,    (A)   when   the    registration
                                    statement,  or any post-effective  amendment
                                    to the  registration  statement,  shall have
                                    become  effective,  or any supplement to the
                                    prospectus or any amendment prospectus shall
                                    have been  filed,  (B) of the receipt of any
                                    comments from the SEC and (C) of any request
                                    of  the  SEC  to  amend   the   registration
                                    statement   or  amend  or   supplement   the
                                    prospectus  or for  additional  information;
                                    and

                         xii. in the case of any underwritten public offering pursuant to a registration effected pursuant to Section 4.4.2 hereof, agree not to effect any sale, transfer or other disposition (except in connection with such public offering or an offering on Form S-8) of shares of Common Stock, Warrants or any security convertible into or exchangeable or exercisable for shares of Common Stock for a 90-day period (or such lesser period as the managing underwriter or underwriters may permit) beginning on the effective date of such registration, if, and to the extent, the managing underwriter or underwriters of any such offering determines such action is necessary or desirable to effect such offering and the managing underwriter or underwriters or the Holders give notice of such determination to the Company.

     (b) Each Holder of Registrable Securities hereby agrees that, upon receipt of any notice from the Company of the happening of any event of the type described in Section 4.4.3(a)(vi) hereof, such Holder shall forthwith discontinue disposition of such Registrable Securities covered by such registration statement or related prospectus until such Holder's receipt of the copies of the supplemental or amended prospectus contemplated by Section 4.4.3(a)(vi) hereof, and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in Section 4.4.3(a)(ii) hereof shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 4.4.3(a)(vi) hereof and including the date when such Holder shall have received the copies of the supplemental or amended prospectus contemplated by Section 4.4.3(a)(vi) hereof. If for any other reason the effectiveness of any registration statement filed pursuant to Section
4.4.1 hereof is suspended or interrupted prior to the expiration of the time period regarding the maintenance of the effectiveness of such registration statement required by Section 4.4.3(a)(ii) hereof so that Registrable Securities may not be sold pursuant thereto, the applicable time period shall be extended by the number of days equal to the number of days during the period beginning with the date of such suspension or interruption to and ending with the date when the sale of Registrable Securities pursuant to such registration statement may be recommended.

     (c) Each Holder hereby agrees to provide the Company, upon receipt of its request, with such information about such Holder to enable the Company to comply with the requirements of Securities Act and to execute such certificates as the Company may reasonably request in connection with such information and otherwise to satisfy any requirements of law.

          4.4.4.    Failure to Register.

     (a) The Company and the Purchaser agree that (i) the Initial Registration of the Registrable Securities pursuant to the terms and conditions of Section
4.4 is material to the Purchaser's  decision to enter into this  Agreement;  and
(ii) the Consideration paid by the Purchaser for the DBSI Common Stock and DBSI Warrants is predicated on the Company's commitment to file and effectuate the Initial Registration Statement pursuant to the Initial Registration in accordance with the terms and conditions of this Section 4.4.

     (b) The Company and the Purchaser further agree that in the event the Company fails to effectuate the Initial Registration Statement by December 4, 1998, as required by Section 4.4.1(a) above, the Consideration automatically and without further action by the Holders, will be adjusted as follows: the Company shall reduce the Consideration paid for the Registrable Securities by refunding to such Holders in cash (the "Refund") an amount equal to 3% of the total Purchase Price (as such term is hereinafter defined) of Registrable Securities included in the Initial Registration for each 30 day period thereafter until the Initial Registration Statement is effective (pro-rata as to a period of less than 30 days), provided, however, that in the event the Initial Registration Statement is not declared effective on or before December 4, 1998 because the Purchaser has failed to timely provide information to the Company for inclusion in the Initial Registration Statement, which information is information required by the Securities Act to be included in the Initial Registration Statement or has been requested by the SEC, such Refund shall not begin to accrue until the Purchaser has provided such information to the Company. The Purchase Price shall mean the number of Registrable Securities included in the Initial Registration that are shares of DBSI Common Stock, excluding the Warrant Shares, multiplied by $2.00.

     (c) An amount equal to 3% of the total Purchase Price of Registrable Securities included in the Initial Registration shall also be paid to the Holders in cash during any period in excess of 30 days (pro-rata as to a period of less than 30 days) that the effectiveness of the

Initial Registration Statement or use of the prospectus is suspended as set forth in Section 4.4.3(b) or the prospectus is otherwise unavailable for use by the Holders of Registrable Securities.

     (d) Notwithstanding the foregoing, the Refund shall cease to accrue with respect to any Registrable Securities that are DBSI Common Stock on the date that a Holder may sell such Registrable Securities pursuant to Rule 144 of the Securities Act. The Company and the Purchaser agree that the Refund, as calculated above, is their best, arm's-length, good faith estimate of the value of that portion of the Consideration attributable to the liquidity afforded by the Initial Registration rights provided Purchaser by Section 4.4 hereof. Any payment hereunder shall be made not later than 5 business days after the end of the period with respect to which such payment is due. Notwithstanding the provisions of Section 5.10 herein, the Purchaser and the Company agree that this
Section 4.4.4 can be modified by written agreement between the Company and the Holders of the Registrable Securities included in the Initial Registration.

          4.4.5.   Expenses.

     (a) The Registration Expenses (as hereinafter defined) for all registrations effected pursuant to Sections 4.4.1 and 4.4.2 hereof shall be borne by the Company, except any underwriting discounts or commissions or transfer taxes, if any, attributable to the sale of Registrable Securities by the Holders.

     (b) The Registration Expenses shall include, without limitation, all out-of- pocket expenses incident to the Company's performance of or compliance with this Agreement and the Warrant Agreement, including, without limitation, all SEC and stock exchange registration filing fees and expenses, printing expenses, the fees and expenses incurred in connection with the listing of Equity Securities to be registered on each securities exchange or national market system on which Equity Securities issued by the Company are then listed, all fees and disbursements of counsel for the Company and all independent certified public accountants (including the expenses of any special audit and "cold comfort" letters required by or incident to such performance and compliance), securities laws liability insurance (if the Company decides to obtain such insurance and the Holders are named insureds of such insurance), the fees and disbursements of the underwriters (including, without limitation, expenses relating to "road shows" and other marketing activities), the reasonable fees and expenses of any special experts and other Persons retained by the Company in connection with such registration and the reasonable fees of counsel retained by Holders in connection with each such registration.

                  4.4.6. Modification Upon Issuance or Distribution of Other Equity Securities. If, after the date of this Agreement, the Company issues or distributes any equity security other than DBSI Common Stock and/or DBSI Warrants by way of stock dividend or stock split or other distribution, recapitalization or reclassification, the Company and Purchaser shall agree upon appropriate additions to and modifications of this Agreement to (a) preserve to Purchaser all of the benefits of this Agreement and the Warrant Agreement and
(b) extend to Purchaser similar rights with respect to such other securities as are provided in this Agreement and the Warrant Agreement to Purchaser with respect to the Equity Securities if the Company registers shares of such other security.

                  4.4.7. No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its Common Stock or Warrants which is inconsistent with the rights granted to the Holders in this Section 4.4.

          4.5. Indemnification and Contribution.

                  (a) The Company will indemnify the Holders, their successors and each of the Holder's officers, directors and partners, and each Person controlling the Holders, and its or their successors, officers, directors and partners with respect to which registration, qualification or compliance has been effected pursuant to this Section 4, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse the Holders, their successors and each of their officers, directors and partners, and each Person controlling the Holders, and its or their successors, officers, directors and partners for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable to any Holder in any such case to the extent that such Holder's claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by the Holders, and stated to be specifically for use therein.

                  (b) Each Holder and its successors will, if Registrable Securities held by them are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and its directors and officers for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by any Holder (or the Holder's successors) and stated to be specifically for use therein;
provided, however, that the obligations of the Holders (or the Holders' successors) hereunder shall be limited to an amount equal to the net proceeds to the Holders (or their successors) of Registrable Securities sold or to be sold in such registration.

                  (c) Each party entitled to indemnification  under this Section
4.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld or delayed), and the Indemnified Party may participate in such defense at its own expense (except in the event such Indemnified Party may not be represented by the counsel retained by the Indemnifying Party due to a conflict of interest, in which case the Indemnifying Party shall pay the counsel fees incurred by the Indemnified Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 4. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation alleged by such claimant or plaintiff. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

                  (d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling person of such Indemnified Party and will survive the transfer of Registrable Securities. The Indemnifying Party also agrees to make such provisions, as are reasonably requested by an Indemnified Party, for contribution to such party in the event the Indemnifying Party's indemnification is unavailable for any reason.

          4.6. Information by the Purchaser. If Registrable Securities of a Holder (or its successors) are included in any registration, the Holder (or its successor) shall furnish to the Company such information regarding the Holder (or its successor) and the distribution proposed by it as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 4.

          4.7. Rule 144. The Company will file in a timely manner the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder. If the Company is not required to file such reports, it will, upon the request of any Holder of Registrable Securities, make publicly available such information. In addition, the Company will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

5.   MISCELLANEOUS

     5.1. Entire  Agreement.  This  Agreement,   including  the  Warrant
Agreement, constitutes the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth therein.

     5.2. Survival of Warranties. The warranties, representations, and covenants of the Company and the Purchaser, jointly and severally, contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement.

     5.3. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Company and the Purchaser. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Company or the Purchaser, or their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     5.4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

     5.5.  Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     5.6. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     5.7. Notices. All notices or other communications required or permitted hereunder shall be in writing (except as otherwise provided herein) and shall be deemed duly given when received by delivery in person, by facsimile, telex or telegram or by an overnight courier service or three (3) days after deposit in the U.S. Mail, certified with postage prepaid, addressed as follows:

          If to Company:      DBS Industries, Inc.
                              100 Shoreline Highway, Suite 190A
                              Mill Valley, California 94941
                              Attn: Fred W. Thompson

          with copies to:     Bartel Eng Linn & Schroder
                              300 Capitol Mall, Suite 1100
                              Sacramento, California 95814
                              Attn: Scott E. Bartel, Esq.

          If to Purchaser:    Astoria Capital Management
                              6600 Southwest 92nd Street, Suite 370
                              Portland, Oregon 97223
                              Attn:  Richard Koe

          with copies to:     Jones, Day, Reavis & Pogue
                              555 West Fifth Street
                              Suite 4600
                              Los Angeles, California  90013-1025
                              Attn:  Susanne Meline

or to such other addresses as a party may designate by five (5) days' prior written notice to the other party.

     5.8. Transaction Fees. The Company shall pay the reasonable fees and expenses of Purchaser's counsel incurred in connection with reviewing, revising and providing advice in connection with this Agreement and the Warrant Agreement (collectively, the Transaction Expenses). The Company shall pay any accrued Transaction Fees and expenses hereunder as of the Closing Date to Jones, Day, Reavis & Pogue by wire transfer of immediately available funds directly to the account specified by Jones, Day, Reavis & Pogue on the Closing Date. All Transaction Fees not paid on the Closing Date shall be paid as soon as practicable thereafter. The Company and the Purchaser hereby agree that, for purposes of this Section 5.8 and for such purposes only, Jones, Day, Reavis & Pogue is deemed a third-party beneficiary under this Agreement.

     5.9. Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled.

     5.10. Amendments and Waivers. This Agreement may not be amended, modified or supplemented and no waivers of or consents to departures from the provisions hereof may be given unless consented to in writing by the Company and the Holders of a majority of the Registrable Securities.

     5.11. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     5.12. Defaults. A default by any Holder in such Holder's compliance with any of the conditions or covenants hereof or performance of any of the obligations of such Holder hereunder shall not constitute a default by any other Holder.


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


     5.13. Non-Disclosure. The Company agrees not to disclose the terms and conditions of this Agreement and the Warrant Agreement, including the identity of the Purchaser, except as required by the Securities Act, the Exchange Act or other applicable law, rule or regulation.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        COMPANY:

                                        DBS Industries, Inc.


                                        By:



                                        PURCHASER:

                                        Astoria Capital Partners L.P.


                                        By:
                                        Richard Koe,
                                        President, Astoria Capital Management,
                                        General Partner of Astoria Capital
                                        Partners L.P.

                                        Microcap Partners L.P.


                                        By:
                                        Richard Koe
                                        President, Astoria Capital Management,
                                        Investment Manager of Microcap
                                        Partners L.P.



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